FRESH
                                     AMERICA

                           6600 LBJ Freeway, Suite 180
                               Dallas, Texas 75240

                                 ---------------

                                 August 5, 1999

                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT
           ===========================================================

Dear Fellow Shareholders:

You have previously received proxy material in connection with the Special Meeting of Shareholders of Fresh America Corp. to be held on Friday, August 27, 1999. According to our latest records, your PROXY VOTE for this meeting HAS NOT BEEN RECEIVED.

At this meeting you are being asked to approve the merger of FreshPoint Holdings, Inc. with and into Fresh America as well as several other proposals. Your Board of directors believes that by combining with FreshPoint we can create a larger and more diversified company that will provide significant benefits to our shareholders and customers alike.

WE NEED YOUR SUPPORT! Approval of this merger requires an affirmative vote from two-thirds of the outstanding shares. If you do not vote, it is as if you are opposing this merger. Your broker allows you to vote your shares telephonically or via the internet if you wish. Follow the instructions on the enclosed voting form to cast your ballot. Remember, your broker cannot vote your shares until you instruct him or her to do so.

You may vote following one of the following methods:

o Call the toll-free 800# on the voting form included in this package. This call will not cost you anything. Using your 12-digit control number located on the voting form, cast your ballot.

o Vote over the internet at www.proxyvote.com using the 12-digit control number located on the voting form.

o Sign the proxy and mail it back in the enclosed postage-paid envelope prior to the meeting date.

Thank you in advance for your support.

                                       Sincerely,



                                       DAVID I. SHEINFELD,
                                       Chairman of the Board,
                                       Chief Executive Officer and Secretary